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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                                Amendment No. 1
                                       to
                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report: January 22, 1997 (Date of Earliest

                       Event Reported: December 11, 1996)

                         TENNESSEE GAS PIPELINE COMPANY
             (Exact Name of Registrant as Specified in the Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

          1-4101                                       74-1056569
(Commission File Number)                  (I.R.S. Employer Identification No.)

El Paso Energy Building
1001 Louisiana                                                       77002
Houston, Texas                                                     (Zip Code)
(Address of Principal Executive Offices)

                                 (713) 757-2131
              (Registrant's Telephone Number, Including Area Code)



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
Items 1 and 2. Changes in Control of Registrant; Acquisition or Disposition of Assets.

        On December 12, 1996, Tennessee Gas Pipeline Company ("TGP"), a wholly owned subsidiary of Tenneco Inc. ("Parent Company"), became an indirect subsidiary of El Paso Natural Gas Company ("El Paso") as a result of the Merger described below involving Parent Company and an indirect subsidiary of El Paso. References herein to "Old Tenneco" refer to Parent Company prior to the Distributions and Merger described below and references to "El Paso Tennessee" refer to Parent Company following the Distributions and Merger. In the Merger, Old Tenneco (i.e., Tenneco Inc.) changed its name to "El Paso Tennessee Pipeline Co." TGP remains a wholly owned subsidiary of El Paso Tennessee and, as a result of the Merger, became an indirect subsidiary of El Paso.

        On December 12, 1996, El Paso Merger Company, an indirect subsidiary of El Paso ("El Paso Merger Sub"), merged with and into Old Tenneco (the "Merger"), which became an indirect subsidiary of El Paso. The Merger was effected in accordance with the Amended and Restated Agreement and Plan of Merger, dated as of June 19, 1996 (the "Merger Agreement"), among El Paso Merger Sub, El Paso and Old Tenneco, which Merger Agreement is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. In addition, El Paso and New Tenneco Inc. ("New Tenneco") entered into a Letter Agreement, dated December 11, 1996, relating to the Merger, which Letter Agreement is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

        The consideration paid by El Paso in the Merger consisted of:

        o the retention after the Merger of approximately $2.6 billion of debt and preferred stock obligations of Old Tenneco, subject to certain adjustments (which obligations consisted, in part, of (1) approximately $200 million of public debt of Old Tenneco outstanding at the effective time of the Merger, (2) $2.1 billion of debt of Old Tenneco outstanding at the effective time of the Merger under a $3 billion Revolving Credit and Competitive Advance Facility Agreement, dated as of
                November 4, 1996 (the "Credit Agreement"), among Old Tenneco, the banks and other financial institutions party thereto and The Chase Manhattan Bank, as agent, and (3) $300 million of Old Tenneco preferred stock);

        o the issuance of approximately 18.8 million shares of common stock of El Paso valued at approximately $914 million, based on a closing price per share of common stock on the New York Stock Exchange of $48.625 on December 9, 1996, to the holders of Old Tenneco's common stock and two series of its preferred stock; and

        o the retention of liabilities related to certain discontinued businesses of Old Tenneco which El Paso estimated to be approximately $600 million.

The number of shares of El Paso's common stock issued in the Merger to stockholders of Old Tenneco was determined pursuant to formulas set forth in the Merger Agreement. In the Merger, (i) a holder of Old Tenneco's common stock received .093 of a share of El Paso's common stock for each share of Old Tenneco common stock, (ii) a holder of Old Tenneco's $7.40 Cumulative Preferred Stock received 2.365 shares of El Paso's common stock for each such share of $7.40 Cumulative Preferred Stock, and (iii) a holder of Old Tenneco's $4.50 Cumulative Preferred Stock received 2.365 shares of El Paso's common stock for each such share of $4.50 Cumulative Preferred Stock.

        As a result of the Merger, El Paso indirectly owns 100% of the common equity and approximately 75% of the combined equity value of El Paso Tennessee. Currently, approximately $300 million of preferred stock issued in a public offering by Old Tenneco on November 18, 1996 remains outstanding. The holders of such preferred stock have the right to elect one-sixth of the board of directors of El Paso Tennessee.

        El Paso currently is engaged in a comprehensive review of the business and operations of El Paso Tennessee and its subsidiaries (collectively, "Tenneco Energy"). Following the completion of such review, El Paso intends to integrate, for the most part, the operations of Tenneco Energy with those of El Paso to increase operating and administrative efficiency through consolidation and reengineering of facilities, workforce reductions and coordination of purchasing, sales and marketing activities. El Paso anticipates that the complementary interstate and intrastate pipeline operations and gas marketing activities of El Paso and Tenneco Energy should provide the combined company with increased operating flexibility and access to additional customers and markets. As previously disclosed, El Paso is in the process of monetizing certain assets of Tenneco Energy through asset sales and non-recourse project financings. In December 1996 El Paso received approximately $400 million in proceeds from the sale of a 70% interest in Tenneco Energy's two Australian pipelines and a related debt financing. It also has completed the sale of its oil and gas exploration, production and financing unit, formerly known as Tenneco Ventures, in a $105 million transaction. The net proceeds from these monetization transactions were used to repay outstanding borrowings under the Credit Agreement. El Paso is also pursuing the monetization of other assets.

        Prior to the Merger, Old Tenneco and its subsidiaries (including TGP) effected various intercompany transfers and distributions which restructured, divided and separated their businesses, assets and liabilities so that all the assets, liabilities and operations related to their automotive parts, packaging and administrative services businesses (collectively, the "Industrial Business") and their shipbuilding business (the "Shipbuilding Business") were spun-off to Old Tenneco's then existing common stockholders (the "Distributions"). The Distributions were effected on December 11, 1996 pursuant to the Distribution Agreement dated as of November 1, 1996 (as amended, the "Distribution Agreement"), among Old Tenneco, New Tenneco and Newport News Shipbuilding Inc. ("Newport News"), which Distribution Agreement is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. Following the Distributions, the remaining operations of Old Tenneco consisted primarily of those operations related to the transmission and marketing of natural gas. In connection with the Distributions, certain assets of TGP relating to the Industrial Business were transferred from TGP to New Tenneco.

        In anticipation of the Distributions, TGP's Board of Directors declared a special distribution to Old Tenneco consisting of all of the capital stock of
(i) New Tenneco (now known as Tenneco Inc.), a newly formed, wholly owned subsidiary of Old Tenneco which held the Industrial Business, and (ii) Newport News, a newly formed, wholly owned subsidiary of Old Tenneco which held the Shipbuilding Business. These assets constituted a substantial portion of the assets of TGP.

        In connection with the Distributions, Old Tenneco's Board of Directors declared a special distribution to its common stockholders of all of the capital stock of New Tenneco and Newport News. The shares of common stock of New Tenneco and Newport News were distributed to holders of record of Old Tenneco's common stock on the distribution record date, December 11, 1996, without any consideration being paid by such holders, on the basis of (i) one share of common stock of New Tenneco for every share of common stock of Old Tenneco and (ii) one share of common stock of Newport News for every five shares of common stock of Old Tenneco. No certificates or scrip representing fractional shares of Newport News common stock were issued in the Distributions. Holders of Old Tenneco common stock who would be entitled to receive fractional shares of common stock of Newport News received cash in the Distributions, in lieu of such fractional shares, derived from the sale of such fractional shares on the open market.

        The reorganization of Old Tenneco, including the Merger and the Distributions, was approved by the stockholders of Old Tenneco at a special meeting of stockholders on December 10, 1996. The issuance of common stock of El Paso in the Merger was approved by the stockholders of El Paso at a special meeting of stockholders on December 9, 1996.

        The directors and executive officers of TGP prior to the Merger resigned as of the effective time of the Merger. The following persons are presently serving as directors and executive officers of TGP in the capacities indicated:

                NAME                         POSITION
                ----                         --------
William A. Wise  . . . . . . .    Chairman of the Board and Director
John W. Somerhalder II . . . .    President and Director
Gilmer R. Abel . . . . . . . .    Senior Vice President
H. Brent Austin  . . . . . . .    Senior Vice President and Director
E. Jay Holm  . . . . . . . . .    Senior Vice President
Wayne B. Allred  . . . . . . .    Vice President and Treasurer
Steve C. Beasley . . . . . . .    Vice President
Jeffrey I. Beason  . . . . . .    Vice President and Controller
John M. Green, Jr. . . . . . .    Vice President
Daniel B. Martin . . . . . . .    Vice President
C. Dana Rice . . . . . . . . .    Vice President
V. Larry Smith . . . . . . . .    Vice President
Stacy J. James . . . . . . . .    Secretary


        As described above, Old Tenneco entered into the Credit Agreement under which a syndicate of banks and other financial institutions (the "Lenders") committed to provide up to $3 billion of financing to Old Tenneco on an unsecured basis. Chase Securities Inc. arranged the Credit Agreement and The Chase Manhattan Bank is acting as agent for the Lenders. A list of the Lenders is set forth on Exhibit 99.1 which is incorporated herein by reference. The Credit Agreement consists of a 364-day revolving credit facility, with a two-year term thereafter, the proceeds of which were used to effect the Debt Realignment (as defined and as described in the Merger Agreement) and for other general corporate purposes, and is guaranteed by El Paso. The borrowings under the Credit Agreement will mature in November 1999. Borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the borrowers' option, either

                (a) the highest of (i) the rate from time to time publicly announced by The Chase Manhattan Bank in New York City as its prime rate, and (ii) the federal funds effective rate from time to time plus 1/2 of 1%, or

                (b) the average of the rates at which eurodollar deposits for one, two, three or six months or, subject to availability to each lender, nine or 12 months (as selected by the borrowers) are offered in the interbank eurodollar market in the approximate amount of the relevant loan, plus the Applicable Margin.

The "Applicable Margin" will be based on El Paso's senior long-term debt rating, as determined from time to time, or if El Paso's debt is not rated, each rating agency will be assumed to have assigned its lowest rating. At December 26, 1996, the outstanding loans under the Credit Agreement bore a weighted average interest rate of 5.94% per annum.

        The Credit Agreement requires that El Paso's ratio of total indebtedness to total indebtedness plus net worth not exceed 70%. Failure to satisfy the foregoing minimum requirement will be a default under the Credit Agreement that will enable the Lenders to refuse to loan funds to El Paso Tennessee and to accelerate the indebtedness thereunder. The Credit Agreement also imposes prohibitions or limitations on liens (other than agreed permitted liens), subsidiary indebtedness and guarantee obligations, and asset dispositions (with certain permitted exceptions), among others. The Credit Agreement contains certain default provisions, including, among other things,
(i) nonpayment of any amount due to the lenders under the Credit Agreement,
(ii) material breach of representations and warranties, (iii) default in the performance of covenants, (iv) bankruptcy or insolvency, (v) cross-default with respect to indebtedness for borrowed money and related guaranty obligations in excess of $100 million, and (vi) a judgment suffered by El Paso in excess of $50 million not covered by insurance and which judgment shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days.

        Although the separation of the Industrial Business from the remainder of the businesses, operations and companies constituting the Tenneco Group prior to the Merger has been structured as a "spin-off" of New Tenneco and Newport News for legal, tax and other reasons, New Tenneco will succeed to certain important aspects of the Old Tenneco business, organization and affairs, namely: (i) New Tenneco has been renamed "Tenneco Inc." subsequent to the consummation of the Merger; (ii) New Tenneco is headquartered at Old Tenneco's former headquarters in Greenwich, Connecticut; (iii) New Tenneco's Board of Directors consists of those persons previously constituting Old Tenneco's Board of Directors prior to the Merger; (iv) New Tenneco's executive management consists substantially of Old Tenneco's executive management; and (v) the Industrial Business conducted by New Tenneco consists largely of Tenneco Automotive and Tenneco Packaging, which combined represent over half of the assets, revenues and operating income of the businesses, operations and companies that constituted the Tenneco Group. Consequently, New Tenneco will reflect the Newport News business and the energy businesses which were acquired by El Paso as discontinued operations in its financial statements. Additionally, TGP will reflect the financial position and results of operations of the acquired energy businesses on a separate and stand alone basis in its historical financial statements.

Item 5. Other Events.

        El Paso announced on December 23, 1996 that it reached a settlement that resolves its gas purchase contract disputes with KCS Energy, Inc. Attached as
Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein is a press release related to such settlement.

Item 7. Financial Statements and Exhibits.

        (b)     Pro forma financial information:

                         TENNESSEE GAS PIPELINE COMPANY


                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS



        The following Unaudited Pro Forma Financial Statements of TGP (the "Pro Forma Financial Statements") illustrate the effect of: the Corporate Restructuring Transactions, the Cash Realignment, the Debt Realignment and the Merger and Refinancing Transactions (see below). The Unaudited Pro Forma Balance Sheet has been prepared as if such transactions occurred on September 30, 1996; the Unaudited Pro Forma Statements of Income have been prepared as if such transactions occurred as of January 1, 1995. Capitalized terms used herein shall have the respective meanings set forth in the Merger Agreement or the Distribution Agreement unless otherwise defined herein.


        The Corporate Restructuring Transactions represent a reorganization of companies, assets and liabilities under common control and, accordingly, the transfers of assets and liabilities pursuant to the Corporate Restructuring Transactions have been accounted for at historical cost.


        El Paso's acquisition of Old Tenneco, and its indirect acquisition of TGP, will be accounted for under the purchase method and the purchase price adjustments will be reflected in the separate consolidated financial statements of TGP. The Merger adjustments in the Pro Forma Financial Statements also reflect the "push down" of $800 million of debt borrowed by El Paso Tennessee at the time of the Merger which management intends to refinance with public debt to be issued by TGP. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the Pro Forma Financial Statements are preliminary and have been made solely for purposes of developing the pro forma financial information. However, El Paso's management believes that the pro forma adjustments and the underlying assumptions reasonably present the significant effects of the Merger and the Refinancing Transactions (as defined). In addition, El Paso will undertake a study to determine the fair value of TGP's assets and liabilities and will revise purchase accounting adjustments upon completion of that study. The actual financial position and results of operations of TGP will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value and changes in operating results between the dates of the pro forma financial information and the date on which purchase accounting adjustments are finalized.



        As used herein, "Refinancing Transactions" means certain transactions with respect to TGP in order to reduce the amount of El Paso Tennessee debt including the monetization of certain assets of Tenneco, TGP or its subsidiaries for anticipated net proceeds of approximately $500 million, which have been funded as an affiliated loan to El Paso Tennessee in the Pro Forma Financial Statements. As the primary operations of El Paso Tennessee consists of the operations of TGP, management anticipates that the funds necessary to service the debt and other securities of El Paso Tennessee will be provided by El Paso or the operations of the Company. Consequently, the Company may provide funds from operating activities, as well as proceeds from additional asset sales or various financings, to El Paso Tennessee to fund its debt and preferred stock servicing requirements.


        The Pro Forma Financial Statements are not necessarily indicative of actual operating results or financial position had the transactions reflected therein occurred as of the dates indicated above, nor do they purport to indicate operating results or financial position which may be attained in the future.

                         TENNESSEE GAS PIPELINE COMPANY



                       UNAUDITED PRO FORMA BALANCE SHEET

                               SEPTEMBER 30, 1996
                                   (MILLIONS)



                                                        PRE-MERGER PRO FORMA                          PRO FORMA MERGER
                                        -------------------------------------------------    ------------------------------
                                         COMBINED          RESTRUCTURING           TGP        MERGER AND
                                            TGP                 AND                 AS        REFINANCING          TGP
                                         HISTORICAL         REALIGNMENT          ADJUSTED    TRANSACTIONS      PRO FORMA
                                        -----------        ------------         --------     ------------     -------------
ASSETS
Current assets:
   Cash and temporary cash investments.   $   35           $    (2)(c)          $    33          $ --              $   33

   Receivables
     Affiliated companies..............       90               (17)(a)               73                                73
     Other.............................      912              (303)(b)              662                               662
                                                                53 (c)
   Other current assets................      157               (10)(c)              147                               147
                                          ------           -------               ------          -----             ------
      Total current assets.............    1,194              (279)                 915            --                 915
                                          ------           -------               ------          ------            ------
Affiliated note receivable.............                                                             500 (h)           500
Net property, plant and equipment......    2,972               (39)(c)            2,933           1,720 (f)         4,073
                                                                                                   (580)(h)
Other assets and deferred charges......    1,067              (130)(b)              932            (590)(e)           422
                                                                (5)(c)                               80 (h)
                                          ------           -------               ------          ------            ------
      Total assets.....................   $5,233           $  (453)              $4,780          $1,130            $5,910
                                          ======           =======               ======          ======            ======

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
   Short-term debt....................    $  324           $  (272)(d)          $    52          $                 $   52
   Payables
     Affiliated companies.............        74               (68)(a)                6                                 6
     Other............................       343                (2)(b)              341                               341
   Other current liabilities..........       481                (3)(b)              451                               451
                                                               (27)(d)
                                          ------            -------              ------          ------            ------
      Total current liabilities.......     1,222              (372)                 850                               850
                                          ------            -------              ------          ------            ------
Long-term debt........................       584              (502)(d)               82             800 (i)           882
Other liabilities and deferred
   credits............................       545               (14)(c)              529             151 (e)           680
                                                                (2)(c)
Deferred income taxes.................       442               (14)(b)              428             382 (g)           810
                                          ------           -------               ------          ------            ------
                                           2,793              (904)               1,889           1,333             3,222
                                          ------           -------               ------          ------            ------
Stockholder's equity
Common Stock and paid-in capital .....        --                                     --           1,720 (f)         2,688
                                                                                                   (741)(e)
                                                                                                   (382)(g)
                                                                                                   (800)(i)
                                                                                                  2,891 (j)
Retained Earnings
TGP combined equity...................     2,440                51 (a)            2,891          (2,891)(j)            --
                                                              (414)(b)
                                                                13 (c)
                                                               801 (d)

                                          ------           -------               ------          ------            ------
      Total stockholder's equity .....     2,440               451                2,891            (203)            2,688
                                          ------           -------               ------          ------            ------
      Total liabilities and
         stockholder's equity.........    $5,233           $  (453)              $4,780          $1,130            $5,910
                                          ======           =======               ======          ======            ======



   See accompanying Notes to Unaudited Pro Forma Balance Sheet.

                         TENNESSEE GAS PIPELINE COMPANY


                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET


RESTRUCTURING AND REALIGNMENT:


(a)  To reflect the settlement of certain intercompany trade accounts receivable and intercompany trade accounts payable with TGP affiliates.


(b) To reflect the distribution to New Tenneco of receivables previously sold to Tenneco Credit Corporation, a TGP combined subsidiary.



(c) To reflect the transfer between TGP and New Tenneco of certain assets and liabilities as part of the Corporate Restructuring Transactions.






(d) To reflect the restructuring and realignment of the TGP debt pursuant to the Debt Realignment and the applicable provisions of the Merger Agreement, and the assumed payment of accrued interest on the TGP debt defeased, redeemed or tendered as part of the Debt Realignment. TGP recognized an after tax extraordinary charge of approximately $100 million related to the Debt Realignment transactions.





MERGER AND REFINANCING TRANSACTIONS:


(e) To reflect the preliminary estimated acquisition adjustments under the purchase method of accounting, which will be reflected in the separate financial statements of TGP to record assets acquired and liabilities assumed at estimated fair value for: (i) reduction of certain other assets, deferred charges and regulatory assets; (ii) the revision of benefit plan assumptions relating to the retiree medical plan obligation; and (iii) adjustments related to other employee benefit costs and environmental costs. The following adjustments reflect El Paso management's intended business strategies which may differ from the business strategies employed by Old Tenneco management prior to the Merger (in millions):


     Other assets and deferred charges....................   $590
     Other liabilities and deferred credits...............    151
                                                             ----
                                                             $741
                                                             ====


(f) To reflect the allocation to property, plant and equipment of the $1,720 million excess purchase price from the Merger, which will be reflected in the separate financial statements of TGP. The allocation of excess purchase price reflects El Paso's internal evaluation and is subject to the completion of an independent appraisal of the fair value of the property acquired. It is not expected that any excess purchase price allocated to property, plant and equipment will be allowed for regulatory purposes or recovery through rates. Should the independent appraisal not support such allocation to property, plant and equipment, the excess of total purchase price over the fair value of the net assets acquired will be reflected as goodwill.



(g) To reflect the increase in deferred income taxes of $382 million which have been provided for temporary differences after the allocation of the pro forma purchase price and acquisition adjustments. The following pro forma adjustments were required for estimated book and tax basis differences resulting from the allocation of the pro forma purchase price in the TGP financial statements, at an assumed statutory tax rate of 39% (in millions):


     Property, plant and equipment........................  $ 671
     Other assets.........................................   (230)
     Other liabilities....................................    (59)
                                                             ----
                                                            $ 382
                                                             ====


(h) To reflect the assumed monetization of $500 million of assets through sales or project financings, at net book value, and to reflect TGP's remaining $80 million investment in certain Australian projects using the equity method. The proceeds from these transactions are assumed to be loaned to El Paso Tennessee.



(i) To reflect the allocation of debt to the TGP separate financial statements for the portion of the long-term debt assumed by El Paso Tennessee in the Merger which is expected to be refinanced with public debt of TGP.



(j) To reflect the capitalization of the pre-merger "TGP as adjusted" combined equity.

                         TENNESSEE GAS PIPELINE COMPANY



                      UNAUDITED PRO FORMA INCOME STATEMENT


                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                   (MILLIONS)


                                                             PRE-MERGER PRO FORMA                      PRO FORMA MERGER
                                                  ------------------------------------------    ------------------------------
                                                    COMBINED     RESTRUCTURING        TGP       MERGER AND
                                                      TGP            AND               AS       REFINANCING            TGP
                                                   HISTORICAL     REALIGNMENT       ADJUSTED    TRANSACTIONS        PRO FORMA
                                                  -----------    -------------     ---------    ------------      ------------
Revenues.........................................  $   1,997       $                $  1,997      $     (36)(f)      $   1,961
Operating costs and expenses.....................      1,864              (51)(b)      1,813             32 (d)          1,820
                                                                                                          6 (e)
                                                                                                        (31)(f)
                                                   ---------       ----------       --------      ---------          ---------
  Operating Income...............................        133               51            184            (43)               141
Other (income) expense, net .....................       (100)              49 (b)        (51)                              (51)
Interest expense (income): ......................
  Other .........................................         33              (17)(a)         16             (3)(f)             58
                                                                                                         45 (c)
  Affiliated ....................................                                                       (23)(h)            (23)
                                                   ---------       ----------       --------    -----------          ---------
  Income before income taxes ....................        200               19            219            (62)               157
Provision for income taxes.......................         82                6 (a)         89             (1)(f)             65
                                                                            1 (b)                       (23)(g)

                                                   ---------       ----------       --------    -----------          ---------
  Net income before extraordinary loss...........  $     118       $       12        $   130    $       (38)        $       92
                                                   =========       ==========       ========    ===========         ==========



 See accompanying Notes to Unaudited Pro Forma Income Statements.

                         TENNESSEE GAS PIPELINE COMPANY


                     UNAUDITED PRO FORMA INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                   (MILLIONS)


                                              PRE-MERGER PRO FORMA                              PRO FORMA MERGER
                              ---------------------------------------------------    -------------------------------------
                                COMBINED          RESTRUCTURING           TGP         MERGER AND
                                  TGP                  AND                 AS         REFINANCING                  TGP
                               HISTORICAL          REALIGNMENT          ADJUSTED     TRANSACTIONS               PRO FORMA
                              ------------        -------------        ----------    -------------             -----------
Revenues . . . . . . . . . . .   $1,921             $                    $1,921          $(47)(f)                 $1,874
Operating costs and expenses .    1,842                 (93)(b)           1,749            43 (d)                  1,759
                                                                                            8 (e)
                                                                                          (41)(f)
                                 ------             -------              ------          ----                     ------
 Operating Income  . . . . . .       79                  93                172            (57)                       115
Other (income) expense, net. .     (181)                 84 (b)            (97)                                      (97)
Interest expense (income):
 Other . . . . . . . . . . . .       65                 (37)(a)             28              4 (f)                     92
                                                                                           60 (c)
 Affiliated  . . . . . . . . .                                                            (30)(h)                    (30)
                                 ------             -------              ------          ----                      -----
 Income before income taxes  .      195                  46                 241           (91)                       150
Provision for income taxes . .       31                  14 (a)              49            (3)(f)                     14
                                                          4 (b)                           (32)(g)
                                 ------             -------              ------          ----                      -----
 Net income before
  extraordinary loss . . . . .   $  164             $    28             $   192         $ (56)                    $  136
                                 ======             =======              ======          ====                     ======


 See accompanying Notes to Unaudited Pro Forma Income Statements.





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
                        TENNESSEE GAS PIPELINE COMPANY


                NOTES TO UNAUDITED PRO FORMA INCOME STATEMENTS



RESTRUCTURING AND REALIGNMENT:

(a) To reflect the effect on interest expense for the restructuring and realignment of TGP debt pursuant to the Debt Realignment and the applicable provisions of the Merger Agreement, and the related effect on the provision for income taxes at an assumed effective tax rate of 39%.


(b) To reflect the earnings impact of the distribution to New Tenneco, or the sale, of receivables previously sold to Tenneco Credit Corporation, a TGP combined subsidiary.


MERGER AND REFINANCING TRANSACTIONS:


(c) To reflect the effect on interest expense for the allocation to the TGP separate financial statement of debt assumed by El Paso Tennessee in the Merger at an assumed weighted average interest rate of 7.5%. Such debt is expected to be refinanced with TGP public debt. A 1/8% change in assumed interest rates would change pro forma interest expense by $0.9 million for the nine months ended September 30, 1996 and $1.2 million for the year ended December 31, 1995.


(d) To reflect depreciation expense related to the increase in estimated fair value of property, plant and equipment, depreciated over a 40-year period which approximates the FERC approved depreciation rate for the regulated property, plant and equipment of TGP prospectively.

(e) To reflect the assumed pro forma postretirement benefit cost for TGP employees.

(f) To remove the historical operating results of TGP's exploration and production business which is assumed to be disposed of at book value.

(g) To reflect the income tax expense effects of pro forma adjustments at an assumed effective tax rate of 39%.


(h) To reflect interest income on the $500 million of proceeds from the assumed monetization of certain assets which were loaned to El Paso Tennessee at an assumed interest rate of 6%.

(c)     Exhibits:


        The following exhibits are incorporated herein by reference to a prior filing as indicated.

2.1 Amended and Restated Agreement and Plan of Merger, dated as of June 19, 1996, among El Paso, El Paso Merger Company and Old Tenneco (Exhibit 2.1 to El Paso Natural Gas Company's Form 8-K dated December 26, 1996,
        File No. 1-2700).

2.2 Distribution Agreement, dated as of November 1, 1996, among Old Tenneco, New Tenneco Inc. and Newport News Shipbuilding Inc. (Exhibit
        2.2 to El Paso Natural Gas Company's Form 8-K dated December 26, 1996, File No. 1-2700).


2.3 Amendment No. 1 to Distribution Agreement, entered into as of December 11, 1996, among Old Tenneco, New Tenneco and Newport News (Exhibit 2.3 to El Paso Natural Gas Company's Form 8-K/A dated January 21, 1997, File No. 1-2700).



2.4 Letter Agreement, dated December 11, 1996, between El Paso and New Tenneco Inc. (Exhibit 2.4 to El Paso Natural Gas Company's Form 8-K/A dated January 21, 1997, File No. 1-2700).


99.1 List of Lenders under the Credit Agreement (Exhibit 99.1 to El Paso Natural Gas Company's Form 8-K dated December 26, 1996, File
        No. 1-2700).

99.2 Press Release, dated December 23, 1996 (Exhibit 99.2 to El Paso Natural Gas Company's Form 8-K dated December 26, 1996,
        File No. 1-2700).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        TENNESSEE GAS PIPELINE COMPANY


                                        By   /s/ H. BRENT AUSTIN
                                          ------------------------------
                                                 H. Brent Austin
                                              Senior Vice President


Date: January 22, 1997



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